Exhibit 4.3

EXECUTION COPY

U.S.$250,000,000

BUNGE LIMITED FINANCE CORP.

3¾% Convertible Notes Due 2022

Fully and Unconditionally Guaranteed by
and
Convertible into Common Share of

BUNGE LIMITED

Registration Rights Agreement

November 27, 2002

Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.

And the other several
Initial Purchasers named in
Schedule 1 to the Purchase Agreement

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

and
Salomon Smith Barney Inc.

390 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

Bunge Limited Finance Corp., a Delaware corporation (the “Company”), proposes to issue and sell to Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. and the other several Initial Purchasers (together, the “Initial Purchasers”), upon the terms and subject to the conditions set forth in a purchase agreement dated November 21, 2002 (the “Purchase Agreement”), U.S.$250,000,000 aggregate principal amount of its 3¾% Convertible Notes Due 2022 (the “Notes”), which will be fully and unconditionally guaranteed by Bunge Limited, a Bermuda company (the “Guarantor”).  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

Subject to the terms and conditions included in the Notes and set forth in the Indenture, the Notes will be convertible into shares, par value U.S.$.01 per share (“Common Shares”), of the Guarantor at an initial conversion rate of 31.1137 Common Shares per $1,000 principal amount of Notes (the Common Shares issuable upon conversion of the Notes being referred to as the “Underlying Common Shares”).

As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Company and the Guarantor agree with the Initial Purchasers, for the benefit of the holders (including the Initial Purchasers) of the Notes and the Underlying Common Shares (collectively, the “Holders”), as follows:

1.  Shelf Registration.

(a)           The Company and the Guarantor shall use their reasonable best efforts to file with the U.S. Securities and Exchange Commission (the “SEC”) as promptly as practicable, but in no event later than June 12, 2003 (the “Shelf Filing Date”), a shelf registration statement on Form F-3 or other appropriate form under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale of the Transfer Restricted Securities (as defined below) by the Holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement (the “Initial Shelf Registration Statement”; the Initial Shelf Registration or any Subsequent Shelf Registration Statement (as defined below), as the case may be, effective as of any date is herein referred to as the “Shelf Registration Statement”).  The Company and the Guarantor shall use their reasonable best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable, but in no event later than June 23, 2003 (the “Shelf Registration Effectiveness Date”).  At the time the Initial Shelf Registration Statement is declared effective, each Holder that became a Notice Holder (as defined below) on or prior to the date that is 10 business days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of Transfer Restricted Securities in accordance with applicable law.  None of the holders of any securities of the Company or the Guarantor other than the Transfer Restricted Securities shall have the right to include any of the Company’s securities in the Shelf Registration Statement, except with the prior written consent of the Initial Purchasers.  As used herein, the term “Transfer Restricted Securities” means each Note or Underlying Common Share, any security into or for which such Underlying Common Share has been converted or exchanged, and any security issued with respect thereto upon any share dividend, bonus issue, split, subdivision, merger, amalgamation or similar event until, in the case of any such security, the earlier to occur of (i) the date on which such Note or Underlying Common Share or other security has been effectively registered under the Securities Act and resold, or otherwise disposed of in accordance with the Shelf Registration Statement and (ii) the date on which such Note or Underlying Common Share or other security is distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act or is saleable pursuant to Rule 144(k) (or any successor provision) under the Securities Act.  As used herein, the term “Notice Holder” means, as of any date, a Holder that has delivered a written notice to the Company and the Guarantor containing substantially the information called for by the Selling and Securityholder Notice and Questionnaire attached as Annex A to the Company’s and the Guarantor’s Offering Memorandum, dated November 21, 2002, relating to the Notes (a “Notice and Questionnaire”).

(b)           The Company and the Guarantor shall use their reasonable best efforts to keep the Initial Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be used by Holders of Transfer Restricted Securities for a period ending on the earliest date upon which no Note or Underlying Common Share constitutes a Transfer Restricted Security (such period being called the “Shelf Registration Period”).

(c)           If (i) the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Shelf Registration Period (other than because all Transfer Restricted Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Transfer Restricted Securities) or (ii) sales of some or all of a Holder’s Transfer Restricted Securities may not be made pursuant to the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement for any other reason during the Shelf Registration Period (other than such Holder’s failure to comply with the terms of this Agreement), the Company and the Guarantor shall use their reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof or to permit such sales, including by (A) amending, within thirty (30) days of such cessation of effectiveness, the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof or to permit such sales or (B) by filing an additional shelf registration statement on the appropriate form under the Securities Act relating to the offer and sale of all of the Transfer Restricted Securities as of the date of such filing (a “Subsequent Shelf Registration Statement”).  If a Subsequent Shelf Registration Statement is filed, the Company and the Guarantor shall use their reasonable best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective until the end of the Shelf Registration Period.

(d)           Each Holder of Transfer Restricted Securities agrees that if such Holder wishes to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and the related prospectus, it will do so only in accordance with this Section 1(d) and Section 2(d). Each Holder wishing to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and the related prospectus agrees to deliver a Notice and Questionnaire to the Company and the Guarantor prior to any intended distribution of Transfer Restricted Securities under the Shelf Registration Statement.  From and after the date on which the Initial Shelf Registration Statement is declared effective, the Company and the Guarantor shall, as promptly as practicable after the date a Notice and Questionnaire is delivered, and in any event upon the later of 10 business days after such date and 10 business days after the expiration of any Suspension Period (as defined herein) in effect when the Notice and Questionnaire is delivered, or put into effect within 10 business days of such delivery date:

(i)            if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or a Subsequent Shelf Registration

Statement, or prepare and, if required by applicable law, file a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement or such Subsequent Shelf Registration Statement, as the case may be, and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of the Transfer Restricted Securities in accordance with applicable law and, if the Company and the Guarantor shall file a post-effective amendment to the Shelf Registration Statement or a Subsequent Shelf Registration Statement, as the case may be, use their reasonable best efforts to cause such post-effective amendment or such Subsequent Shelf Registration Statement, as the case may be, to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the “Amendment Effectiveness Date”) that is 45 days after the date such post-effective amendment or such Subsequent Shelf Registration Statement, as the case may be, is required by this Section 1(d)(i) to be filed;

(ii)           provide such Holder copies of any documents filed pursuant to Section 1(d)(i) upon written request; and

(iii)          notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment or Subsequent Shelf Registration Statement filed pursuant to Section 1(d)(i); provided, that if such Notice and Questionnaire is delivered during a Suspension Period, the Company and the Guarantor shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i) and (ii) above upon expiration of the Suspension Period in accordance with Section 2(d).

Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Shelf Registration Statement or related prospectus and (ii) the Amendment Effectiveness Date shall be extended by up to 10 business days from the expiration of a Suspension Period (and the Company shall incur no obligation to pay additional interest pursuant to Section 2(a) hereof during such extension) if such Suspension Period shall be in effect on the Amendment Effectiveness Date.  Notwithstanding the provisions of Section 3 hereof, any amendment or supplement to the Shelf Registration Statement pursuant to this Section 1(d) that solely lists additional selling securityholders need not be submitted for review by other Notice Holders or the Initial Purchasers.

(e)           Notwithstanding any other provisions hereof, the Company and the Guarantor will ensure that (i) any Shelf Registration Statement and any amendment thereto when it becomes effective, and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the SEC thereunder, (ii) any Shelf Registration Statement and any amendment thereto when it becomes effective (in either case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to the Company by or on behalf of any Holder specifically for use therein (the “Holders’ Information”)) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus (in either case, other than with respect to Holders’ Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Without limiting or otherwise affecting the agreements set forth in this Section 1(e) of any other provision of this Agreement, the Company and the Guarantor shall promptly file with the SEC such amendments or supplements, and use their reasonable best efforts to cause such amendments or supplements to become effective under the Securities Act, as may be required or advisable to ensure that the Company and the Guarantor comply with their agreements set forth in the first sentence of this Section 1(e).

2.  Additional Interest.  (a)  If (i) the Initial Shelf Registration Statement is not filed with the SEC on or before the Shelf Filing Date, (ii) the Initial Shelf Registration Statement is not declared effective on or before the Shelf Registration Effectiveness Date, (iii) the Company and the Guarantor have failed to perform their obligations set forth in Section 1(d) hereof within the time period required therein, or (iv) the Initial Shelf Registration Statement is filed and declared effective on or before the Shelf Registration Effective Date but (x) the Initial Shelf Registration Statement shall thereafter cease to be effective (at any time that the Company and the Guarantor are obligated to maintain the effectiveness thereof) and no Subsequent Shelf Registration Statement is effective at such time or (y) use of the Shelf Registration Statement or the related prospectus shall be suspended for one or more periods longer than permitted pursuant to Section 2(d) hereof (each such event referred to in clauses (i) through (iv), a “Registration Default”), the Company and the Guarantor will be jointly and severally obligated to pay additional cash interest to each Holder of Transfer Restricted Securities, during the period of one or more such Registration Defaults, at a rate equal to 0.25% per annum of (A) in the case of outstanding Notes that are Transfer Restricted Securities, the principal amount of such Notes held by the Holder or (B) in the case of outstanding Underlying Common Shares that are Transfer Restricted Securities, an amount equal to the product of the prevailing Conversion Price (as defined in the Indenture) applicable to the Notes and the number of such Underlying Common Shares held by the Holder, as applicable, during the first 90-day period following such Registration Default, increasing by an additional 0.25% per annum during each subsequent 90-day period up to a maximum of 0.50% per annum, until each Registration Default has been cured; provided that, in the case of a Registration Default referred to in clause (iii) above, such additional interest shall be paid only to Holders that have delivered a Notice and Questionnaire that caused the Company and the Guarantor to incur the obligations set forth in Section 1(d) hereof the non-performance of which is the basis of such Registration Default; provided further that any additional interest accrued with respect to any Note called for redemption or converted into Underlying Common Shares prior to the payment of such additional interest shall be paid instead to the Holder who submitted such Note for redemption or conversion.  Additional interest shall not be payable under, or in respect of, more than one of clauses (i) through (iv) at any given time.  Following the cure of all Registration Defaults, the accrual of additional interest will cease.

(b)           The Company shall notify the Trustee and the Paying Agent under the Indenture promptly upon the happening of each and every Registration Default. The additional interest due shall be payable on each interest payment date specified by the Indenture and the Notes in the manner specified in the Indenture.  For the purposes described in this Section 2, neither the Company nor the Guarantor may act as Paying Agent.  Each obligation to pay additional interest shall be deemed to accrue from and including the date of the applicable Registration Default.

(c)           The parties hereto agree that the additional interest provided for in this Section 2 constitutes a reasonable estimate of, and is intended to constitute all of, the damages that will be suffered by Holders of Transfer Restricted Securities by reason of the failure of (i) the Initial Shelf Registration Statement to be filed or (ii) the Shelf Registration Statement to remain effective or available for use in each case to the extent required by this Agreement.

(d)           The Company and the Guarantor may, by notice to each Holder of Transfer Restricted Securities that are the subject of the Shelf Registration Statement at such time in accordance with Section 9(b) hereof, suspend the availability of a Shelf Registration Statement and the use of the related prospectus for up to four periods of up to 30 consecutive days during any 365-day period, but for no more than 90 days in the aggregate during any 365-day period, if any event shall occur or be pending as a result of which it is necessary, in the reasonable judgment of the board of directors of the Company or the Guarantor upon advice of counsel, to suspend the use of the Shelf Registration Statement pending public announcement of such event and, if necessary, to amend the Shelf Registration Statement or amend or supplement any related prospectus or prospectus supplement in order that each such document not include any untrue statement of fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, without incurring any obligation to pay additional interest pursuant to Section 2(a) hereof.  Any such period during which the Company and the Guarantor fail to keep the Shelf Registration Statement effective and usable for offers and sales of Transfer Restricted Securities is referred to as a “Suspension Period.”  A Suspension Period shall commence on and include the date on which the Company or the Guarantor gives written notice to each Notice Holder of Transfer Restricted Securities that are the subject of the Shelf Registration Statement at such time of such suspension pursuant to this Section 2(d), and shall end when each such Notice Holder of Transfer Restricted Securities either receives copies of a supplemented or amended prospectus or is advised in writing by the Company or the Guarantor that use of the prospectus included in the Shelf Registration Statement may be resumed.

3.  Registration Procedures.  In connection with any Shelf Registration Statement, the following provisions shall apply:

(a)           The Company or, failing which, the Guarantor shall furnish to each Initial Purchaser, prior to the filing thereof with the SEC, a copy of the Shelf Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall use their reasonable best efforts to reflect in each such document, when so filed with the SEC, such comments as the Initial Purchasers may reasonably propose.

(b)           The Company or, failing which, the Guarantor shall advise each Initial Purchaser and the Notice Holders (if applicable) and, if requested by any such person, confirm such advice in writing (which advice pursuant to clauses (ii) through (v) of this Section 3(b) shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

(i)            when any Shelf Registration Statement and any amendment thereto has been filed with the SEC and when such Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii)           of any request by the SEC for amendments or supplements to any Shelf Registration Statement or the prospectus included therein or for additional information;

(iii)          of the issuance by the SEC of any stop order suspending the effectiveness of any Shelf Registration Statement or the initiation of any proceedings for that purpose;

(iv)          of the receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification of the Notes or the Underlying Common Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)           of the happening of any event that requires the making of any changes in any Shelf Registration Statement or the prospectus included therein in order that the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

(c)           The Company and the Guarantor will make every reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of any Shelf Registration Statement.

(d)           The Company will furnish (or otherwise make publicly available on the website of the SEC) to each Holder of Transfer Restricted Securities included within the coverage of any Shelf Registration Statement, without charge, at least one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto including, if any such Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

(e)           The Company will, during the Shelf Registration Period, promptly deliver to each Holder of Transfer Restricted Securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company and the Guarantor consent to the use of such prospectus or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities in connection with the offer and sale of the

Transfer Restricted Securities covered by such prospectus or any amendment or supplement thereto.

(f)            Prior to the effective date of any Shelf Registration Statement, the Company and the Guarantor will use their reasonable best efforts to register or qualify, or cooperate with the Holders of Notes or Underlying Common Shares included therein and their respective counsel in connection with the registration or qualification of, such Notes or Underlying Common Shares for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Notes or Underlying Common Shares covered by such Shelf Registration Statement; provided that the Company and the Guarantor will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

(g)           The Company and the Guarantor will cooperate with the Holders of Notes or Underlying Common Shares to facilitate the timely preparation and delivery of certificates representing Notes or Underlying Common Shares to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders thereof may request in writing prior to sales of Notes or Underlying Common Shares pursuant to such Shelf Registration Statement.

(h)           If any event contemplated by Section 3(b)(ii) through (v) occurs during the period for which the Company and the Guarantor are required to maintain an effective Shelf Registration Statement, the Company and the Guarantor will promptly prepare and file with the SEC a post-effective amendment to the Shelf Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Notes or Underlying Common Shares from a Holder, the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)            The Company will provide a CUSIP number for the Notes, not later than the effective date of the applicable Shelf Registration Statement, and will provide the Trustee with global certificates for the Notes in a form eligible for deposit with The Depository Trust Company.

(j)            The Company and the Guarantor will make generally available to its security holders promptly after the effective date of the applicable Shelf Registration Statement an earning statement satisfying the provisions of Section 11(a) of the Securities Act.

(k)           The Company and the Guarantor will cause the Indenture to be qualified under the Trust Indenture Act as required by applicable law in a timely manner.

(l)            Each Holder of Transfer Restricted Securities to be sold pursuant to a Shelf Registration Statement agrees by acquisition of such Transfer Restricted Securities that, upon receipt of any notice from the Company or the Guarantor pursuant to Section 3(b)(ii)

through (v), such Holder will discontinue disposition of such Transfer Restricted Securities until such Holder’s receipt of copies of the supplemental or amended prospectus contemplated by Section 3(h) or until advised in writing by the Company or the Guarantor that the use of the applicable prospectus may be resumed.

(m)          In the case of a Shelf Registration Statement involving an underwritten offering, the Company and the Guarantor shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as Holders of a majority of the principal amount of the Transfer Restricted Securities (determined based upon the principal amount of Notes constituting Transfer Restricted Securities and, for the purposes of such determination, the Holders of Underlying Common Shares constituting Transfer Restricted Securities shall be deemed to hold Notes having a principal amount equal to the product of the prevailing Conversion Price applicable to the Notes and the number of such Underlying Common Shares held by such Holder) (the “Majority Holders”) being sold or any managing underwriters shall reasonably request in order to facilitate any disposition of Notes and Underlying Common Shares pursuant to such Shelf Registration Statement, including, without limitation, (i) causing its counsel to deliver an opinion or opinions in customary form, (ii) causing its officers to execute and deliver all customary documents and certificates and (iii) causing its independent public accountants to provide a comfort letter or letters in customary form.

(n)           In the case of a Shelf Registration Statement involving an underwritten offering, the Guarantor shall (i) make reasonably available for inspection by a representative of, and Special Counsel (as defined below) acting for, Majority Holders and any underwriter participating in any disposition of Notes or Underlying Common Shares pursuant to such Shelf Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Guarantor and its material subsidiaries that are reasonably requested and (ii) use its reasonable best efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative, Special Counsel or any such underwriter (an “Inspector”) in connection with such Shelf Registration Statement; provided that any such records, documents, properties and such information that is designated in writing by the Company and the Guarantor, reasonably and in good faith, as confidential at the time of delivery of such records, documents, properties or information shall be kept confidential by any such representative, underwriter or Special Counsel and shall be used only in connection with such Shelf Registration Statement, unless such information has become available (not in violation of this Agreement) to the public generally or through a third party without an accompanying obligation of confidentiality, and except that such representative, underwriter or Special Counsel shall have no liability, and shall not be in breach of this provision, if disclosure of such confidential information is made in connection with a court proceeding or required by applicable law.  Each such person will be required to agree or acknowledge that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or the Guarantor unless and until such is made generally available to the public through no fault or action of such person not otherwise permitted under this Section 3(n).  Each such Holder of Transfer Restricted Securities will be required to further agree that it will, upon learning that disclosure of confidential information is necessary, give notice to the Company to allow the Company at its expense to undertake appropriate action to prevent disclosure of such confidential information.  Notwithstanding any provision of this Section 3(n) to the contrary, such representative, underwriter or Special Counsel shall be entitled to use such confidential information, to the extent it deems necessary or appropriate, for purposes of establishing any due diligence or other defense under applicable law in connection with any action or claim arising from or relating to any Registration Statement or related prospectus or this Agreement.

(o)           Upon (i) the filing of the Initial Shelf Registration Statement and (ii) the effectiveness of the Initial Shelf Registration Statement, announce the same, in each case by release to Reuters Economic Services and Bloomberg Business News or other means of dissemination reasonably expected to make such information known publicly.

4.  Registration Expenses.  The Company and the Guarantor will bear all expenses incurred in connection with the performance of their obligations under Sections 1, 2 and 3 and the Company and the Guarantor will reimburse the Initial Purchasers and the Holders for the reasonable fees and disbursements of one firm of attorneys (in addition to the reasonable fees and disbursements of counsel in connection with state or other securities or blue sky qualification of any of the Notes or Underlying Common Shares) chosen by the Majority Holders (the “Special Counsel”) acting for the Initial Purchasers or Holders in connection therewith.  Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Transfer Restricted Securities pursuant to a Shelf Registration Statement.

5.  Indemnification.  (a)  Each of the Company and the Guarantor shall jointly and severally indemnify and hold harmless each Holder (including, without limitation, any Initial Purchaser), its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 5 and Section 6 as a Holder) from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Notes or Underlying Common Shares), to which that Holder may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Holder promptly upon demand for any legal or other expenses reasonably incurred by that Holder in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any Shelf Registration Statement or any prospectus forming a part thereof or any amendment or supplement thereto in reliance upon and in conformity with any Holders’ Information or information supplied by any Initial Purchasers expressly for inclusion therein; and provided further, that with respect to any such untrue statement in or omission from any related preliminary prospectus, the indemnity agreement contained in this Section 5(a) shall not inure to the benefit of any Holder from whom the person asserting any such loss, claim, damage, liability or action received Notes or Underlying Common Shares to the extent that such loss, claim, damage, liability or action of or with respect to such Holder results from the fact that both (A) a copy of the final prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Notes or Underlying Common Shares to such person and (B) the untrue statement in or omission from the related preliminary prospectus was corrected in the final prospectus unless, in either case, such failure to deliver the final prospectus was a result of non-compliance by the Company with Section 3(d) or 3(e); and provided, further, that the indemnity agreement contained in this Section 5(a) shall not inure to the benefit of any Holder to the extent that any such loss, claim, damage, liability or action results from the use by such Holder of a prospectus otherwise than in connection with an offer or sale of Notes or Underlying Common Shares.  Each Holder acknowledges that the indemnity agreement in this subsection (a) does not extend to any liability which such Holder might have under Section 5(b) of the Securities Act by reason of the fact that such Holder sold Notes or Underlying Common Shares to a person to whom there was not sent or given, at or prior to written confirmation of such sale, a copy of the prospectus.

(b)           Each Holder shall indemnify and hold harmless the Company, the Guarantor and their respective affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company or the Guarantor within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 5(b) and Section 6 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Shelf Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Holders’ Information furnished to the Company by such Holder, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under this Section 5 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 5(a) or 5(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) or harmed by such failure; and provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 5.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 5 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than the reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties.  Each indemnified party, as a condition of the indemnity agreements contained in Sections 5(a) and 5(b), shall use its reasonable best efforts to cooperate with the indemnifying party in the defense of any such action or claim.  No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 5(c), the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (1) reimburses such indemnified party in accordance with such request to the extent it considers, in good faith, to be reasonable and (2) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of settlement.  No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

6.  Contribution.  If the indemnification provided for in Section 5 is unavailable or insufficient to hold harmless an indemnified party under Section 5(a) or 5(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantor from the offering and sale of the Notes, on the one hand, and a Holder with respect to the sale by such Holder of Notes or Underlying Common Shares, on the other hand, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and such Holder on the other hand with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantor on the one hand and a Holder on the other hand with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by or on behalf of the Company as set forth in the Offering Memorandum, on the one hand, and the total proceeds received by such Holder with respect to its sale of Notes or Underlying Common Shares, on the other hand, bear to the total gross proceeds from the sale of the Notes or Underlying Common Shares.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company and the Guarantor or information supplied by the Company and the Guarantor on the one hand or to any Holders’ Information supplied by such Holder on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6 shall be deemed to include, for purposes of this Section 6 and subject to the limitations described herein, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim.  Notwithstanding the provisions of this Section 6, an indemnifying party that is a Holder of Notes or Underlying Common Shares shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes or Underlying Common Shares sold by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.  Rules 144 and 144A.  Each of the Company and the Guarantor shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner so long as necessary to permit sales of such Holder’s securities pursuant to Rules 144 and 144A.  The Company and the Guarantor covenant that they will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and, in the case of the Notes, Rule 144A (including, without limitation, the requirements of Rule 144A(d)(4) in the event that the Company or the Guarantor ceases to be a company subject to or in compliance with Schedule 13 or 15(d) of the Exchange Act).  Upon the written request of any Holder of Transfer Restricted Securities, the Company and the Guarantor shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

8.  Underwritten Registrations.  If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Majority Holders of such Transfer Restricted Securities included in such offering, subject to the consent of the Company (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts in connection therewith.

No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9.  Miscellaneous.  (a)  Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Notes or Underlying Common Shares are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders of the Transfer Restricted Securities being sold pursuant to such Shelf Registration Statement.

(b)           Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing next-day delivery at the addresses set forth below (unless such party notifies the other parties hereto in writing of an alternative address):

(1) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 9(b), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to the Initial Purchasers at the addresses set forth in the Purchase Agreement;

(2) if to an Initial Purchaser, at the addresses set forth in the Purchase Agreement;

(3) if to the Company, at the address of the Company set forth in the Purchase Agreement; and

(4)           if to the Guarantor, at the address of the Guarantor set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given:  when delivered by hand, if personally delivered; one business day after being delivered to a next-day air courier; five business days after being deposited in the mail; and when receipt is acknowledged by the recipient’s telecopier machine, if sent by telecopier.

(c)           Successors And Assigns.  This Agreement shall be binding upon the Company, the Guarantor and their respective successors, assigns and transferees, including, without limitation and without the need for an express assignment, subsequent Holders.

(d)           Counterparts.  This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e)           Definition of Terms.  For purposes of this Agreement, (a) the term “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act.

(f)            Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(h)           Consent to Jurisdiction.  The Guarantor irrevocably submits to the jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan, The City of New York, in any suit, action or proceeding relating to its obligations, liabilities or any other matter arising out of or in connection with this Agreement.  The Guarantor hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state or U.S. federal court.  The Guarantor also hereby irrevocably waives, to the fullest extent permitted by law, any objection to venue or the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.

(i)            Appointment of Agent for Service of Process.  The Guarantor hereby agrees that (i) process may be served upon it in any suit, action or proceeding referred to in the first sentence of Section 9(h) hereof at its principal executive offices at 50 Main Street, White Plains, New York 10606 and (ii) service of process upon it at that address and written notice of said service to the Guarantor mailed or delivered to its Secretary at its registered office at 2 Church Street, Hamilton, HM11, Bermuda, shall be deemed in every respect effective service of process upon the Guarantor in any such suit, action or proceeding.  The Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such acceptance of service of process upon it at that address or another address in the United States in full force and effect so long as any of the Notes shall be outstanding.

(j)            Foreign Taxes.  All payments to be made by the Guarantor under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, imposed by Bermuda or any other jurisdiction in which the Guarantor is located or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (collectively, “Taxes”).  If any Taxes are required by law to be deducted or withheld in connection with such payments, the Guarantor will increase the amount paid so that the full amount of such payment is received by the Holders.

(k)           Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures a Holder could purchase U.S. dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given.  The obligation of the Guarantor with respect to any sum due from it to any Holder shall, notwithstanding any judgment in a currency other than U.S. dollars, be discharged only if and to the extent that on the first business day following receipt by such Holder of any sum adjudged to be so due in such other currency, such Holder may in accordance with normal banking procedures purchase U.S. dollars with such other currency. If the U.S. dollars so purchased are less than the sum originally due to such Holder hereunder, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Holder against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Holder hereunder, such Holder agrees to pay to the Guarantor an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Holder hereunder.

(l)            Remedies.  In the event of a breach by the Company or the Guarantor or by any Holder of any of their respective obligations under this Agreement, each Holder or the Company or the Guarantor, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages (other than the recovery of damages for a breach by the Company or the Guarantor of their obligations under Section 1 hereof for which additional interest has been paid pursuant to Section 2 hereof), will be entitled to specific performance of its rights under this Agreement.

(m)          No Inconsistent Agreements.  Each of the Company and the Guarantor represents, warrants and agrees that (i) it has not entered into, shall not, on or after the date of this Agreement, enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof, (ii) it has not previously entered into any agreement which remains in effect granting any registration rights with respect to any of its debt securities to any person and (iii) without limiting the generality of the foregoing, without the written consent of the Majority Holders of the then outstanding Transfer Restricted Securities, it shall not grant to any person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are not in conflict or inconsistent with the provisions of this Agreement.

(n)           Severability.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                                Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantor and the Initial Purchasers.

Very truly yours,

BUNGE LIMITED FINANCE CORP.

By	/s/ Morris Kalef
	Name:	Morris Kalef
	Title:	President

BUNGE LIMITED

By	/s/ William M. Wells
	Name:	William M. Wells
	Title:	Chief Financial Officer

By	/s/ Morris Kalef
	Name:	Morris Kalef
	Title:	Treasurer

Accepted and Agreed:

MORGAN STANLEY & CO. INCORPORATED

By	/s/ Joseph P. Coleman
Authorized Signatory

SALOMON SMITH BARNEY INC.

By	/s/ Jaime Arrastia
Authorized Signatory

On behalf of themselves and the other several Initial Purchasers